Exhibit 99.1

     Following are questions received after our conference call on March 24, 2005 and EaglePicher’s response.

1. Q: Two customers with $30MM in revenue are going away. Does this include the Honda business that expires in 2006?

A: NO, IT DOES NOT INCLUDE HONDA. THE HONDA BUSINESS BALANCING OUT IN 2006 IS THE CIVIC, AND WE HAVE WON THE REPLACEMENT WHICH LAUNCHES CONCURRENTLY. THE OTHER SIGNIFICANT HONDA PROGRAM IS FOR THE ACCORD, WHICH EXPIRES IN MID-2007. A FORMAL REQUEST FOR QUOTE HAS NOT YET BEEN ISSUED FOR THIS PROGRAM.

2. Q: The defense business was affected by one time POC charges but it sounded like there may be some on-going productivity issues, expenses more than projected. Is this correct?

A: WE DID NOT ACHIEVE ALL PRODUCTIVITY THAT WE FORECASTED IN 2004, BUT WE BELIEVE WE WILL BE ABLE TO ACHIEVE PRODUCTIVITY IMPROVEMENTS IN 2005 TO MAINTAIN CURRENT MARGIN BOOKING RATES.

3. Was the $12.2MM junior participation by Granaria and ABN new money or did it take-out a portion of the bank revolving commitments?

A: GRANARIA AND ABN BOUGHT A PORTION OF THE BANK REVOLVING COMMITMENTS.

4. Is Guiliani Capital Advisors assisting with capital raising?

A: NO, GUILIANI CAPITAL ADVISORS IS ENGAGED IN ADVISING ON OPERATIONAL AND RESTRUCTURING ISSUES AT HILLSDALE.

5. What is cash as of 3/10?

A: AT 3/10, OUR APPROXIMATE $11 MILLION OF LIQUIDITY CONSISTED ENTIRELY OF UNUSED AVAILABILITY ON OUR REVOLVING LOAN FACILITY. WE HAD NO AVAILABLE CASH ON HAND AND APPROXIMATELY $3.4 MILLION OF DEPOSITS IN TRANSIT IN THE U.S. WE DID NOT INCLUDE CASH ON HAND IN FOREIGN OPERATIONS IN THE LIQUIDITY FIGURE AS IT WAS NEEDED FOR THOSE OPERATIONS.

6. Have you been awarded any new contracts since the beginning of the year?

A: WE HAVE BEEN AWARDED BUSINESS IN ALL SEGMENTS SINCE THE BEGINNING OF THE YEAR.

7. Could you please update me on your current liquidity?

A: WE ARE NOT PROVIDING FURTHER UPDATES TO THE MARCH 10 FIGURE IN OUR FORM 10-K.

8. Have you won the contract for next yrs platform for GM SUVs / Trucks?

A: WE HAVE CURRENT BUSINESS THAT WE ANTICPATE WILL CARRYOVER FROM GMT 800 BUSINESS AND CONTINUE ON THE GMT 900 BUSINESS.

9. On slide 7, POC was a use of cash of $13MM. Can you provide an explanation of this cash use? Our understanding was that POCs were non-cash accounting adjustments in nature? Thanks.

A: THE $13 MILLION ON SLIDE 7 REPRESENTS THE INCREASE IN THE POC ASSET FROM 11/30/03 TO 11/30/04. THE ADJUSTMENTS WE RECORDED IN Q4 2004 THAT RESULTED IN A DECREASE IN EBITDA AND EARNINGS DID NOT IMPACT OUR 11/30/04 CASH BALANCES.

10. What percentage of contracts in the Space & Defense Power segment are POC?

A: WE USE POC ACCOUNTING FOR A MAJORITY OF OUR CONTRACTS AND REVENUE IN OUR DEFENSE AND SPACE BUSINESS. WE HAVE TWO CONTRACTS WITHIN OUR DEFENSE AND SPACE SEGMENT THAT REPRESENT APPROXIMATELY 40% OF THE SEGMENT’S REVENUES. THE ADJUSTMENTS IN Q4 2004 WERE UNDER THESE TWO CONTRACTS.

11. Have you put any hedges in place for currency, steel, natural gas for 2005?

A: WE HAVE ENTERED INTO FOREIGN CURRENCY FORWARD EXCHANGE CONTRACTS FOR APPROXIMATELY 71% OF OUR NET FOREIGN CURRENCY EXCHANGE RATE EXPOSURES FOR FY 2005. WE DO NOT HEDGE STEEL. WE CURRENTLY DO NOT HAVE A MATERIAL AMOUNT OF NATURAL GAS FORWARD CONTRACTS IN PLACE.

12. Can you please tell us prospects for Horizon and Kokam? Any way to give investors a sense for value of business/ potential market revenues/ timing on product revenues/ timing on break even?

A: WE BELIEVE THAT HORIZON AND KOKAM EACH HAVE SIGNIFICANT GROWTH POTENTIAL BUT CANNOT PREDICT THE TIMING. WE DO NOT ANTICIPATE THAT EITHER HORIZON OR KOKAM WILL PROVIDE CASH DISTRIBUTIONS TO EAGLEPICHER FOR THE FORESEEABLE FUTURE.

A number of inquiries asked about projections of sales, EBITDA and capital expenditures for 2005. We are not providing forecasts of sales, EBITDA or capital expenditures at this time.

A number of inquiries asked about whether specific divisions are for sale. While we are considering possible divestitures of business units in order to reduce debt, we have not made any decisions as to sales of specific divisions.

Forward-looking Statements. This Q&A contains statements that, to the extent that they are not recitations of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, section 21E of the Securities Exchange Act of 1934. Such forward-looking information involves risks and uncertainties that could cause actual results to differ materially from those expressed in any such forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to maintain existing relationships with customers, demand for our products, our ability to successfully implement productivity improvements and/or cost reduction initiatives, including the performance of automated equipment, accuracy of our estimates to complete contracts on a percentage of completion method of accounting, our ability to source raw materials and components from overseas suppliers, accuracy of our reserves for losses, our ability to consolidate manufacturing plants, our ability to develop, market and sell new products, our ability to obtain raw materials especially certain grades of steel and natural gas on an economic basis, increased government regulation or changing regulatory policies resulting in higher costs and/or restricting output, increased price competition, currency fluctuations, general economic conditions, acquisitions and divestitures, technological developments and changes in the competitive environment in which we operate, as well as factors discussed in our filings with the U.S. Securities and Exchange Commission. We undertake no duty to update the forward-looking statements in this press release and you should not view the statements made as accurate beyond the date of this press release.